D-Wave Boosts Stride Hybrid Solver Performance, Launches Developer Training to Accelerate Quantum Optimization Adoption
Enhanced solver enables users to find faster, higher-quality solutions to enterprise-scale optimization problems that can be difficult for classical computing
New learning path helps developers translate real-world business problems into hybrid-quantum applications
PALO ALTO, Calif. – Nov. 4, 2026 – D-Wave Quantum Inc. (NASDAQ: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced powerful performance enhancements to its Stride™ hybrid solver. In key benchmark testing, the enhanced solver found better solutions in 15 seconds than the previous version found in 120 seconds. In addition, the Company also launched a new, three-course Applied Quantum Optimization learning path to accelerate hybrid-quantum optimization adoption. Together, the enhanced solver and training courses further equip developers to apply quantum optimization to complex, real-world business challenges.
D-Wave has enhanced the core algorithm of its Stride hybrid solver to extend performance across the complex optimization problems it already supports. Combining quantum and classical computing resources, the updated Stride hybrid solver, now available in the Leap™ quantum cloud service, helps users quickly find high-quality solutions to large optimization problems that can be difficult for classical computing alone to address.
Benchmarks comparing the enhanced solver with its previous version demonstrated gains in solution quality and time to solution, showing the types of improvements D-Wave expects to see across a wide range of problems including:
•Traveling salesperson problems with up to 10,000 locations: Solutions averaged within 0.02% of the best possible result1 in 15 seconds and were, on average, more than 200x closer to the best possible result than the previous Stride hybrid solver using the same runtime.
•Traveling salesperson problems with more than 10,000 locations: Solutions averaged within 3.8% of the best possible result in 120 seconds and were, on average, more than 500x closer to the best possible result than the previous Stride hybrid solver using the same runtime.
•Assembly line balancing: On simple assembly line balancing problems, the enhanced solver found better solutions in 15 seconds than the previous version found in 120 seconds, demonstrating the potential to reach stronger solutions substantially sooner.
“Developers need proven technology that finds better answers, faster, so they can tackle computationally complex problems at the speed their businesses demand,” said Alex Condello, senior vice president of algorithms, performance and tools at D-Wave. “In a highly disruptive world, the ability to adapt plans, reallocate resources and act quickly is critical. We’re giving developers the technology and practical expertise to make hybrid-quantum optimization part of how their businesses respond in real time.”
D-Wave has also launched a new, three-course Applied Quantum Optimization learning path, providing hands-on instruction for identifying promising optimization use cases, formulating mathematical models and building applications using D-Wave's Stride hybrid solver. Designed for learners with varying levels of experience, select courses also include access to D-Wave's Leap quantum cloud service and office hours to support practical learning. The new Applied Quantum Optimization courses are available today through the Leap quantum cloud service. To learn more about D-Wave's training offerings, visit https://training.dwavequantum.com/.

1 Best possible results refer to reference solutions proven optimal by another solver or algorithm. Improvement factors compare enhanced Stride solver performance with previous Stride solver performance at the same runtime and measure closeness to the optimal result, not relative processing speed.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: https://www.dwavequantum.com/.
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